                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                            THE MACNEAL-SCHWENDLER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                       THE MACNEAL-SCHWENDLER CORPORATION

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 1998

                            ------------------------

To the Stockholders of

  THE MACNEAL-SCHWENDLER CORPORATION

    The Annual Meeting of Stockholders of The MacNeal-Schwendler Corporation (the "Company") will be held at the Hilton Hotel, 150 Los Robles Avenue, Pasadena, California 91101, on Wednesday, June 10, 1998 at 10:00 a.m., Los Angeles time, for the following purposes:

    1. To elect two directors to Class I of the Company's Board of Directors in accordance with Article III, Section 3 of the Company's By-laws.

    2.  To approve the Company's 1998 Stock Option Plan.

    3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on April 16, 1998 as the record date for the determination of stockholders entitled to receive notice of and vote at the 1998 Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          Louis A. Greco
                                          SECRETARY AND CHIEF FINANCIAL OFFICER

April 30, 1998

                             YOUR VOTE IS IMPORTANT

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, FILL IN, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       THE MACNEAL-SCHWENDLER CORPORATION
                             815 COLORADO BOULEVARD
                         LOS ANGELES, CALIFORNIA 90041

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 10, 1998

                            ------------------------

    Your proxy on the enclosed Proxy Card is solicited by the management of the Company for use at the Annual Meeting of Stockholders (the "1998 Annual Meeting") to be held on June 10, 1998 or at any adjournment thereof. This Proxy Statement and the accompanying Proxy Card are being mailed to stockholders on or about April 30, 1998.

    Each properly executed proxy received prior to the 1998 Annual Meeting will be voted as directed, but if not otherwise specified, such proxies will be voted for the election of the nominees for Class I of the Company's Board of Directors named in this Proxy Statement, for the approval of the 1998 Stock Option Plan, and for ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the current fiscal year. As for any other business which may properly come before the 1998 Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxyholders.

    Each stockholder giving a proxy may revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company at 815 Colorado Boulevard, Los Angeles, California 90041, a written revocation or a properly executed proxy bearing a later date. A proxy may also be revoked if the person who executed the proxy attends the meeting in person and so requests, although attendance at the 1998 Annual Meeting will not in itself constitute a revocation of the proxy.

    The Company will bear the costs of preparing, assembling and mailing the Notice, Proxy Statement and Proxy Card for the 1998 Annual Meeting. The solicitation of proxies for the 1998 Annual Meeting will be made primarily by mail. However, if necessary to ensure satisfactory representation at the meeting, additional solicitation may take place by telephone, telegraph and personal interview by officers and employees of the Company. No such officer or employee will receive additional compensation for such services. The Company will, upon request, reimburse persons holding shares in their names as custodians, nominees or fiduciaries for reasonable expenses they may incur for completing the mailing of such materials to beneficial owners of such shares. The Company has retained Chemical Mellon Shareholder Services, L.L.C. to assist in the solicitation of proxies on its behalf for a fee of approximately $7,000, plus out-of-pocket expenses.

    The Company has fixed the close of business on April 16, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the 1998 Annual Meeting and any adjournment thereof. Shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), of which 13,668,256 shares were outstanding on April 16, 1998, are the only voting securities of the Company. A majority of the Company's outstanding shares of Common Stock as of April 16, 1998 must be represented in person or by proxy to constitute a quorum for the 1998 Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted on at the 1998 Annual Meeting.

                            1. ELECTION OF DIRECTORS

    One of the purposes of the 1998 Annual Meeting is the election of two persons to Class I of the Company's Board of Directors in accordance with
Article III, Section 3 of the Company's By-laws. Pursuant to Article III,
Section 3 of the Company's By-laws, the Board of Directors has set the number of directors on the Board at six (effective with the 1998 Annual Meeting) and has divided the Board into three classes, designated Class I, Class II and Class
III. Class I presently consists of three directors, Paul B. MacCready, Frank Perna and Thomas C. Curry. Mr. Perna and Mr. Curry have been nominated to stand for reelection as Directors at the 1998 Annual Meeting to hold office until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified. Paul B. MacCready will finish his current term as Director and has declined to stand for reelection to the Board and thus has not been renominated. The Board of Directors has chosen not to nominate a third Director to stand for election when Paul B. MacCready's term expires. Accordingly, it is intended that the size of the Board will be reduced to six and Class I will have only two members. Proxies cannot be voted for a greater number of persons than the number of nominees named. Accordingly, proxies will only be voted for two Directors.

    The Company does not contemplate that any of the following nominees will become unavailable prior to the 1998 Annual Meeting, but if any such persons should become unavailable, it is expected that proxies will be voted for such other nominee or nominees as may be recommended to the Board of Directors by the Nominating Committee.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES

    The Board of Directors unanimously recommends a vote FOR Frank Perna and Thomas C. Curry as Directors to hold office until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxy a contrary choice.

NOMINEES FOR DIRECTORS

    At the 1998 Annual Meeting, the term of incumbent directors in Class I will expire and the directors listed below will stand for re-election in accordance with Article III, Section 3 of the Company's By-laws. The directors elected to Class I of the Company's Board of Directors at the 1998 Annual Meeting will serve for a three-year term ending at the Annual Meeting of Stockholders to be held in 2001 and until their respective successors are elected and qualified. The following table sets forth certain information, furnished to the Company by the respective persons named below, about the directors standing for re-election at the 1998 Annual Meeting:

                                                                                                                 DIRECTOR
NAME                          AGE                                  LAST FIVE YEARS                                 SINCE
------------------------      ---      -----------------------------------------------------------------------  -----------
Frank Perna.............          60   Chief Executive Officer and director, EOS, a privately held provider of        1994
                                       power supplies for electrical equipment and notebook computers (1994 to present). Mr. Perna also serves as a director of Durand Inc., a privately held Internet software company, Software.Com, a privately held software company and EISI, a privately held electronics distributor. Mr. Perna previously served as director of PDA Engineering
                                       (1990 to 1994) and was a member of the Board of Directors of PDA
                                       Engineering at the time it was acquired by the Company. Mr. Perna was formerly President and Chief Executive Officer of MagneTek, Inc., a
                                       publicly held provider of electrical equipment and services to utilities and industrial customers (1990 to 1993).

                                                                                                                 DIRECTOR
NAME                          AGE                                  LAST FIVE YEARS                                 SINCE
------------------------      ---      -----------------------------------------------------------------------  -----------
Thomas C. Curry.........          53   President (1994 to present) and Chief Executive Officer (March 1996 to         1996(1)
                                       present) of the Company. Mr. Curry previously served as President of
                                       PDA Engineering (January 1994 to August 1994) at the time it was acquired by the Company, and as Vice President and General Manager of
                                       the Software Products Division of PDA Engineering (1990 to January
                                       1994). Mr. Curry also serves as a director for LMS International, a privately held Belgian company, and GSSL, Ltd, a privately held Indian company.

CONTINUING DIRECTORS

    The following table sets forth certain information, furnished to the Company by the respective persons named below, about the directors who comprise Class II and Class III of the Company's Board of Directors.

    The following Class II directors(1) are currently serving until the 1999 Annual Meeting and until their respective successors are elected and qualified:

                                                                                                                 DIRECTOR
NAME                          AGE                                  LAST FIVE YEARS                                 SINCE
------------------------      ---      -----------------------------------------------------------------------  -----------
Donald Glickman.........          65   General Partner, J.F. Lehman and Company, a private equity investment          1998(2)
                                       firm (1993 to present). Mr. Glickman currently serves as Chairman of
                                       Elgar Electronics (1998 to present), and a director of Burke Industries
                                       (1997 to present), Monroe Muffler Brake Inc. (1984 to present), General
                                       Aluminum (1988 to present) and Massachusetts Mutual Corporate Investors
                                       (1992 to present).

Larry S. Barels.........          49   Principal, Pacific Capital Resources, Mr. Barels' own consulting               1998(2)
                                       practice (1996 to present). Chairman, Software.com, Inc., a privately held company that develops internet and intranet-based messaging server software (1995 to 1997). Chairman and CEO, Wavefront Technologies, a
                                       company involved in digital image manipulation and computer animation
                                       (1985 to 1995). Mr. Barels is currently a director of Miramar Systems
                                       (1990 to present) and Human Race, Inc. (1997 to present). Mr. Barels has also served on the boards of Software.com (1995 to 1997), Wavefront
                                       Technologies (1985 to 1995), The American Electronics Association (1989
                                       to 1991) and Cal Islands, Inc. (1979 to 1989).

------------------------

(1) Harold Harrigian has tendered his resignation from the Board, effective June 9, 1998.

(2) In accordance with the Bylaws of the Company, each of Mr. Glickman and Mr. Barels was elected by the Board of Directors on April 14, 1998.

    The following Class III directors(1) are currently serving until the 2000 Annual Meeting and until their respective successors are elected and qualified:

                                                                                                                 DIRECTOR
NAME                          AGE                                  LAST FIVE YEARS                                 SINCE
------------------------      ---      -----------------------------------------------------------------------  -----------
George N. Riordan.......          64   Chairman of the Board of the Company (February 1, 1997 to present). Mr.        1983(2)
                                       Riordan is also Managing Director, George Riordan & Co., investment bankers (February 1991 to present) and is a director of Pancho's
                                       Mexican Buffet, Inc. (1993 to present). Mr. Riordan was previously a director of Lewis Galoob Toys, Inc. (1994 to 1996).

William F. Grun.........          50   President and Chief Operating Officer, Optum Software, a privately held        1997(3)
                                       supply chain software company (1996 to present). Mr. Grun previously served in various senior management positions for AlliedSignal Inc.
                                       (1989 to 1996), including, President-Aerospace Systems and Equipment,
                                       President-AirResearch Los Angeles Division and Vice President
                                       Operations-AlliedSignal Aerospace Company.

------------------------

(1) Arthur H. Reidel and Dale D. Myers each resigned from the Board, effective June 9, 1998. Mr. Reidel resigned in order to have more time to devote to his company. Mr. Myers retired from service to the Board. In accordance with the By-laws of the Company, the Board has chosen not to replace Messrs. Reidel and Myers on the Board. Accordingly, the By-laws were amended to reduce the size of the Board to six effective with the 1998 Annual Meeting.

(2) Pursuant to a resolution adopted by a two-thirds majority of the Board, George N. Riordan was reclassified from Class II to Class III in order to maintain the number of directors in each Class as nearly equal as possible.

(3) Bernard J. Bannan passed away on August 17, 1997. In accordance with the By-laws of the Company, William F. Grun was elected by the Board of Directors on September 3, 1997. Pursuant to a resolution adopted by a two-thirds majority of the Board, William F. Grun was reclassified from Class II to Class III in order to maintain the number of directors in each Class as nearly equal as possible.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

    During the fiscal year ended January 31, 1998, the Board of Directors held 5 meetings. The Board of Directors has four committees: an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee. The Audit, Nominating and Compensation Committees are composed entirely of outside Directors.

    Messrs. Harrigian, Perna, and Reidel sit on the Audit Committee, which held 5 meetings in the fiscal year ended January 31, 1998. The Audit Committee is responsible for assisting the Board in fulfilling its responsibilities as they relate to the Company's accounting policies, internal controls, and financial reporting practices, and for maintaining a line of communication between the Board and the Company's independent accountants, Ernst & Young LLP. Reports of such meetings are provided to the Board together with any Committee recommendations.

    During 1997, the Board of Directors split the functions of the prior Human Resources Committee into that of a Nominating Committee and a Compensation Committee. The current members of the Compensation Committee are Dale D. Myers, Paul B. MacCready and William F. Grun. The Compensation Committee held 7 meetings in the fiscal year ended January 31, 1998. The Compensation Committee reviews all corporate officers' compensation and recommends to the Board, as necessary, changes in salary or profit sharing, and the amount of yearly bonuses to be awarded to employees. In addition, the Compensation Committee administers the 1991 Stock Option Plan.

    Messrs. Reidel, Perna, and MacCready comprise the Nominating Committee, which met three times in the fiscal year ended January 31, 1998. The Nominating Committee is responsible for nominating directors to serve on the Board of Directors of the Company. The Nominating Committee will not consider nominees recommended by the stockholders.

    The Board of Directors created an Executive Committee on June 12, 1996. The current members of the Executive Committee are Messrs. Curry, Perna and Riordan. The Executive Committee met 14 times in the fiscal year ended January 31, 1998. The Executive Committee was granted broad power in managing the business and affairs of the Company.

    Each director attended at least 90% of the total number of meetings of the Board and committees of which he was a member.

BOARD EVALUATION

    In 1997, the Board implemented a process to evaluate Board performance and effectiveness. All of the directors completed a Board Evaluation questionnaire addressing twelve performance standards relating to the Board as a whole. In addition to the Board Evaluation questionnaire, each Board member also completed a Director Evaluation form rating each of the other directors excluding themselves. The Board Evaluation questionnaire and the Director Evaluation form were both modeled on samples provided in the Blue Ribbon Commission Report of the National Association of Corporate Directors.

    The completed questionnaires and evaluation forms were mailed confidentially to the Company's outside auditors who tabulated the results as to the Board's overall performance. Upon receiving the tabulated results from the auditors, the Nominating Committee reviewed the process and analyzed the results. In March 1998, the Nominating Committee presented a synthesis of the assessments and its recommendations to the full Board. The Nominating Committee identified the following areas as the most promising ones upon which to focus collective efforts for improvement: (i) periodic evaluations of the Board and individual directors; (ii) the monitoring of the Company's performance with industry comparative data; and (iii) staying abreast of external issues and trends affecting the Company. To improve in the area of Board evaluation, the Board has decided to conduct a self-evaluation process similar to that conducted this year on an annual basis. In addition, the Board will devote time at least twice a year to review and discuss industry trends and issues and the relative performance of the Company in comparison to its competitors and other companies in the industry. In filling a number of the recent vacancies on the Board, the Nominating Committee has taken into account those areas in need of improvement in its recruiting for new directors.

CEO EVALUATION

    The other members of the Executive Committee evaluated Mr. Curry in his capacity as Chief Executive Officer on a series of factors including leadership, strategy, financial planning, succession planning, communications, relationship with the Board and external relations. In each category, Mr. Curry received an above average rating or higher. The other members of the Executive Committee identified the following areas as the most promising ones upon which Mr. Curry could focus his efforts for improvement: (i) Financial Results--establishing appropriate annual and long-term financial objectives and consistently achieving such objectives; (ii) Communications--to effectively communicate with shareholders and employees; and (iii) Human Resources--to continue to develop effective recruiting, training and retention programs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of April 16, 1998 the names, addresses, and holdings of those persons known to the Company to be beneficial owners of more than 5% of its Common Stock, the names and holdings of each director and each nominee for director, the names and holdings of each executive officer named in the Summary Compensation Table ("named executive officers") and the holdings of all executive officers and directors as a group:

                                            AMOUNT BENEFICIALLY OWNED AND
                                                NATURE OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                OWNERSHIP(1)             PERCENT OF CLASS(2)
-----------------------------------------  -------------------------------  ---------------------
David L. Babson and Company .............              1,252,700(3)                     9.2%
  Incorporated
  One Memorial Drive
  Cambridge, MA 02142
Richard H. MacNeal ......................              1,161,143                        8.5%
  501 Highland Drive
  La Canada, CA 91011
The TCW Group, Inc. .....................                833,000(4)                     6.1%
  865 South Figueroa Street
  Los Angeles, CA 90017
Larry S. Barels..........................                      0                      *
Donald Glickman..........................                      0                      *
William F. Grun..........................                      0                      *
Harold Harrigian.........................                 21,250                      *
Paul B. MacCready........................                 26,000                      *
Dale D. Myers............................                 23,200                      *
Frank Perna..............................                 18,452                      *
Arthur H. Reidel.........................                 20,486                      *
George N. Riordan........................                 23,500                      *
Kenneth D. Blakely.......................                 52,934                      *
Thomas C. Curry..........................                283,708                        2.0%
Louis A. Greco...........................                142,023                        1.0%
Thomas C. Tecco..........................                 28,750                      *
All directors and executive officers
  as a group (17 persons)................                715,986(5)                     5.0%

------------------------

*   Holdings represent less than 1% of all shares outstanding.

(1) Except as provided with respect to certain shares held in trust with the person's spouse and as otherwise provided under state community property laws, beneficial ownership is direct (and includes shares held pursuant to The MacNeal-Schwendler Corporation Profit Sharing Plan), and the person indicated has sole voting and investment power over the shares of Common Stock indicated. The amounts shown in this column include shares issuable upon (i) conversion of the Company's 7 7/8% Convertible Subordinated Debentures due 2004 (the "Debentures") or (ii) exercise of options which are exercisable on or within 60 days of April 16, 1998, in the following amounts: Thomas C. Curry, 275,000; Harold Harrigian, 20,000; Paul B. MacCready, 17,000; Dale D. Myers, 17,000; Frank Perna, 18,452; Arthur H. Reidel, 20,000; George N. Riordan, 20,000; Kenneth D. Blakely, 50,250; Louis
    A. Greco, 114,750; and Thomas C. Tecco, 28,750.

(2) All expressions of percent of class held assume that the Debentures and options, if any, of the particular person or group in question, and no others, have been exercised.

(3) Based upon information set forth in a Schedule 13G filed under the Securities Exchange Act of 1934 by David L. Babson and Company Incorporated ("DLB") in January 1998. DLB, in its capacity as investment adviser, may be deemed the beneficial owner of 1,252,700 shares of common stock of the issuer which are owned by numerous investment counselling clients.

(4) Based upon information set forth in a Schedule 13G/A filed under the Securities Exchange Act of 1934 by The TCW Group, Inc. ("TCW") and Robert Day in February 1998. TCW exercised voting power and investment discretion with respect to 833,000 shares, or a total of 6.1% of the Company's outstanding Common Stock. Robert Day is also listed on such 13G/A as exercising voting power and investment discretion with respect to 833,000 shares, as an "individual who may be deemed to control The TCW Group, Inc. and other holders of the Common Stock of the issuer."

(5) Includes 652,000 shares issuable upon exercise of options granted the directors and executive officers of the Company which are exercisable on or within 60 days of April 16, 1998. See footnote 1 above.

COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION. The following table and accompanying notes show for the Chief Executive Officer and the four next highest paid executive officers of the Company as of January 31, 1998, the indicated compensation paid by the Company to such persons during the last fiscal year and, to the extent required by applicable rules, the preceding two fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                               COMPENSATION
                                                                                                 AWARDS(1)
                                                                                               -------------
                                                                                                SECURITIES
                                                 ANNUAL COMPENSATION                            UNDERLYING
                                   FISCAL     --------------------------     OTHER ANNUAL         OPTIONS          ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR      SALARY ($)   BONUS ($)(2)   COMPENSATION ($)(3)     (#)(4)      COMPENSATION ($)(5)
-------------------------------  -----------  -----------  -------------  -------------------  -------------  -------------------
Thomas C. Curry ...............        1998      275,000        82,500            --                50,000            51,272
  Chief Executive                      1997      271,122             0            --               120,000            50,025
  Officer (6) and                      1996      253,007        46,680            --               105,000            45,725
  President

George N. Riordan .............        1998      200,000             0             3,100             3,000                 0
  Chairman                             1997            0             0            70,013             3,000                 0
                                       1996            0             0            28,775            13,000                 0

Louis A. Greco ................        1998      195,000        73,100            --                30,000            35,272
  Chief Financial Officer              1997      195,000             0            --                25,000            35,426
                                       1996      191,666        35,362            --                55,000            34,594

Kenneth D. Blakely ............        1998      149,705        65,000            --                40,000            25,605
  Senior Vice President                1997      143,619             0            --                25,000            25,688
                                       1996      136,834        18,935            --                30,000            23,566

Thomas C. Tecco ...............        1998      132,979        65,000            --                25,000             5,694
  Vice President                       1997       69,083             0            --                40,000                 0
                                       1996            0             0            --                     0                 0

------------------------

(1) The Company did not make any payments or awards that would be classifiable under the "Restricted Stock Award" and "LTIP Payout" columns otherwise required to be included in the Table by the applicable Securities and Exchange Commission ("SEC") disclosure rules.

(2) Annual bonus amounts are earned and accrued during the fiscal years indicated, and paid subsequent to the end of each fiscal year.

(3) The amounts included in this column for each of the named executive officers do not include the value of certain perquisites which in the aggregate did not exceed the lower of $50,000 or 10% of each named executive's aggregate fiscal 1996, 1997 or 1998 salary and bonus compensation. The Other Annual Compensation earned by George N. Riordan relates to compensation received as a member of the Board of Directors.

(4) Unless otherwise noted, represents shares of stock underlying options granted under The MacNeal-Schwendler Corporation 1991 Stock Option Plan, as amended (the "1991 Plan"). There were no individual grants of stock options in tandem with stock appreciation rights ("SAR's") or freestanding SAR's made during the fiscal years ended January 31, 1996, 1997 or 1998 to the above-named executive officers.

(5) Unless otherwise noted, the amounts shown constitute Company contributions on behalf of the named individuals to (i) The MacNeal-Schwendler Corporation Profit Sharing Plan ("PSP") and (ii) The

    MacNeal-Schwendler Corporation Supplemental Retirement and Deferred Compensation Plan ("SERP") in the following amounts: Thomas Curry--1998:
    $18,772 to PSP, $32,500 to SERP; 1997: $18,926 to PSP, $31,099 to SERP;
    1996: $19,012 to PSP, $26,713 to SERP; Louis A. Greco--1998: $18,772 to PSP,
    $16,500 to SERP; 1997: $18,926 to PSP, $16,500 to SERP; 1996: $19,011 to
    PSP, $15,583 to SERP; Kenneth D. Blakely--1998: $14,972 to PSP, $10,633 to
    SERP; 1997: $12,176 to PSP, $13,512 to SERP; 1996: $13,571 to PSP, $9,995 to
    SERP; Thomas C. Tecco--1998: $3,703 to PSP, $1,991 to SERP.

(6) Thomas C. Curry succeeded Richard MacNeal as Chief Executive Officer of the Company on March 27, 1996.

    OPTION GRANTS. The following table sets forth certain information concerning stock options granted to the named executive officers for fiscal year 1998:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS
                         -----------------------------------------------------------------------------
                                        PERCENT OF TOTAL
                            OPTIONS      OPTIONS GRANTED     EXERCISE                     GRANT DATE
                            GRANTED      TO EMPLOYEES IN       PRICE       EXPIRATION    PRESENT VALUE
NAME                       (#)(1)(2)    FISCAL YEAR 1998     ($/SH)(3)        DATE            ($)
-----------------------  -------------  -----------------  -------------  -------------  -------------
Thomas Curry...........     50,000(4)             7.2%           9.875        1/14/08       232,500(5)
George N. Riordan......      3,000(6)             0.4%           9.975        1/02/03         9,480(7)
Louis A. Greco.........     30,000(4)             4.3%           9.875        1/14/08       139,500(5)
Kenneth D. Blakely.....     40,000(4)             5.8%           9.875        1/14/08       186,000(5)
Thomas C. Tecco........     25,000(4)             3.6%           9.875        1/14/08       116,250(5)

------------------------

(1) Options under the 1991 Plan are nontransferable other than by will or the laws of descent and distribution or certain exceptions under Rule 16b-3 of the Securities Exchange Act of 1934. Options are exercisable only during an optionee's term of employment, and for three months after termination of employment if as a result of permanent disability or retirement or resignation approved by the Board. Vesting may be accelerated in certain events related to changes in control of the Company, unless the Compensation Committee, prior to such change in control, determines otherwise. Under the terms of the 1991 Plan, the Compensation Committee retains discretion, subject to limits in the 1991 Plan, to modify the terms of outstanding options and to regrant and reprice options. The 1991 Plan is administered by the Compensation Committee of the Board.

(2) The 1991 Plan provides, under certain circumstances, for the grant of "reload options" if an optionee uses already-owned shares of Common Stock to pay for the exercise of any options. The reload provision permits the grantee the right to purchase the same number of shares of the Company's Common Stock as the grantee used to exercise any options at an exercise price equal to the fair market value of a share of Common Stock on the date of exercise of the initial option to which the reload relates.

(3) Options granted at an exercise price equal to the fair market value on the date of grant.

(4) Represents nonqualified stock options to purchase shares of Common Stock granted on January 14, 1998 under the 1991 Plan that are exercisable in installments, with 25% of the options becoming exercisable one year after the date of grant and with an additional 25% of the options becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

(5) Grant Date Present Value determined under Black-Scholes Valuation Method. The estimated values under the Black-Scholes model are based on the following assumptions: the risk-free rate of return is

    7.0%, the expected dividend yield is 0, the expected volatility is 0.419 and the expected term is ten years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

(6) Represents grant to director of nonqualified stock options to purchase shares of Common Stock granted on January 2, 1998 under the 1991 Plan that are exercisable on January 2, 2003.

(7) Grant Date Present Value determined under Black-Scholes Valuation Method. The estimated values under the Black-Scholes model are based on the following assumptions: the risk-free rate of return is 7.0%, the expected dividend yield is 0, the expected volatility is 0.419 and the expected term is five years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

    OPTION EXERCISES. The following table sets forth information regarding stock options exercised by the named executive officers during fiscal year 1998 and the value of in-the-money unexercised options held by the named executive officers as of January 31, 1998.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                    NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                                 SHARES                            OPTIONS AT FY-END (#)                  AT FY-END ($)(1)
                               ACQUIRED ON        VALUE       --------------------------------   ----------------------------------
NAME                          EXERCISE (#)    REALIZED ($)       EXERCISABLE/ UNEXERCISABLE          EXERCISABLE/ UNEXERCISABLE
----------------------------  -------------   -------------   --------------------------------   ----------------------------------
Thomas Curry................        0               0                275,000/130,000                        5,313/15,938
George N. Riordan...........        0               0                   20,000/3,000                             4,688/0
Louis A. Greco..............        0               0                 114,750/76,250                       32,109/11,953
Kenneth D. Blakely..........        0               0                  50,250/63,750                       32,109/11,953
Thomas C. Tecco.............        0               0                  28,750/36,250                       68,047/11,953

------------------------

(1) Based on the closing price of the Company's Common Stock on January 30, 1998 ($9.3125 per share) minus the exercise price of "in-the-money" options.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

    CHANGE IN CONTROL SEVERANCE AGREEMENTS. The Company has entered into severance agreements with each of the named executive officers, except for George N. Riordan, as well as with certain other key employees. These severance agreements provide that, if the Company or the employee terminates the employee's employment with the Company (other than as a result of death or disability) for any reason within two years after a change of control of the Company, the employee will receive a severance payment. Under the severance agreements, a change in control is defined to include the following transactions unless approved by a majority of the Board of Directors: (i) any person or group becomes the beneficial owner of 20% or more of the combined voting power of the Company's then outstanding securities, (ii) the election in a contest for election of a majority of the Board of Directors who were not directors prior to such contest, (iii) the stockholders approve the dissolution or liquidation of the Company, (iv) the stockholders approve a merger, consolidation or other reorganization of the Company, as a result of which less than 50% of the outstanding voting securities of the resulting entity are owned by former stockholders of the Company, or (v) the stockholders approve the sale of all or substantially all of the assets of the Company to a person or entity which is not a subsidiary of the Company. The amount of such severance payment, for each of the named executive officers with severance agreements, will be a cash payment of two and one-half times the average of the last five years of such employee's total cash compensation. Other key employees with severance agreements (totaling 73 employees) will receive at least one times the average of the last five years of such employee's total cash compensation, provided the employee has been employed by the Company at least five years, increasing ratably to a maximum of two times the average of the last five years of such employee's total cash compensation if employed by the Company for ten years or more. The severance payments will be reduced to the extent any payment is not deductible by the Company for federal income tax purposes under Section 280G of the Code. The severance agreements are automatically renewed annually unless the Company gives written notice that it does not wish to extend them. In addition, the agreements will continue in effect for three years after a change of control of the Company.

    SEPARATION AGREEMENT WITH THOMAS CURRY. The Company has entered into a Separation Agreement with Thomas Curry which provides for certain payments to Mr. Curry upon his termination of employment with the Company. If Mr. Curry resigns his position, dies or otherwise terminates his employment with the Company, or if the Company terminates Mr. Curry's employment for "cause," Mr. Curry receives the pro rata share of his base salary then in effect plus any accrued vacation time. "Cause" includes dishonesty, fraud, theft, embezzlement, conviction of a misdemeanor involving moral turpitude or of any felony, failure to perform duties in a manner satisfactory to the Board of Directors after being advised in writing of a performance deficiency, unauthorized absence from work for a period of five or more consecutive work days, violation of Company policy or procedure, inability to perform the essential functions of the job for a period of 180 days due to any physical or mental disability, competing with the Company while in its employ, or violation of the terms of a non-disclosure agreement signed by Mr. Curry upon his employment. If the Company terminates for reasons other than "cause," the Company must continue to pay Mr. Curry the base salary he was receiving at the time of termination for a period of 18 months from the effective date of the termination. The Company must also continue Mr. Curry's participation in the Company's health benefit plans for up to eighteen months after the termination date and reimburse Mr. Curry's outplacement fees (up to $35,000). The Separation Agreement also requires the Company in such circumstances to amend 70,000 options previously granted to Mr. Curry under the 1991 Plan to allow (i) full vesting as of the termination date and (ii) exercise of those options for a period of twelve months from the termination date.

    The 1991 Plan provides, under certain circumstances, for options to vest upon a change in control. See "Compensation of Executive Officers--Option Grants in Last Fiscal Year."

COMPENSATION OF DIRECTORS

    Directors who are not also officers of the Company are paid $12,500 per year, $1,550 per Board meeting attended, and $775 per committee or telephone meeting attended. Effective February 1, 1997, George Riordan was elected Chairman of the Board and receives $200,000 per year, plus medical benefits, for his services as Chairman.

    The Company does not additionally compensate employee directors. All other directors are reimbursed for all expenses incurred in connection with attendance at meetings of the Board and the performance of Board duties.

    On June 10, 1992, the stockholders approved the 1991 Plan, including the Non-Employee Director Program. The Non-Employee Director Program provides for option grants to members of the Board of Directors who are not officers or employees of the Company or its subsidiaries. Upon stockholder approval, each eligible director received a non-discretionary grant of nonqualified stock options for the purchase of 2,000 shares of the Common Stock at an exercise price of $8.00 per share. On June 14, 1995, the stockholders approved an amendment to the 1991 Plan (the "Amendment"). The Amendment provides that each non-employee director receive an annual grant of options to purchase 3,000 shares of the Common Stock on the first business day of each calendar year. There was a grant as of the first business day in calendar 1996 at an exercise price of $15.875. On January 2, 1997, there was a grant at the exercise price of $7.75. On January 2, 1998 there was a grant at the exercise price of $9.750. Subsequent grants will occur on such day in each subsequent year through 2001. If the proposed 1998 Stock Option Plan is approved by the stockholders, such grants will continue after 2001 under the 1998 Stock Option Plan. All options granted under the 1991 Plan become exercisable in full 12 months after the award date and expire on the fifth anniversary of the award date. Vesting may be accelerated in certain events related to changes in control of the Company. The purchase price payable upon the exercise of a director's option equals the fair market value of the Common Stock on the award date. In addition, on March 15, 1995, each then current non-employee director received a one-time nonqualified stock option to purchase 10,000 shares of Common Stock pursuant to the Amendment at an exercise price of $12.50. Under the 1991 Plan, a non-employee director will receive a grant of options to purchase 10,000 shares of common stock upon election to the Board of Directors. Consequently, William F. Grun received 10,000 options at an exercise price of $13.0625 on September 3, 1997 and Larry Barels and Donald Glickman each received 10,000 options at an exercise price of $11.00 on April 14, 1998.

    A maximum of 500,000 shares of Company Common Stock may be issued upon the exercise of options under the 1991 Plan Non-Employee Director Program.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS HAS FURNISHED THE FOLLOWING REPORT ON EMPLOYEE COMPENSATION. SUCH REPORT WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED SOLICITING MATERIAL OR BE DEEMED FILED UNDER SUCH ACTS.

    The Compensation Committee of the Board of Directors reviews and establishes the general compensation policies of the Company, and administers the Company's various compensation plans, including its stock option plans and annual salary and bonus plans.

    Each year, the Committee undertakes a comprehensive review of the compensation plans and levels of compensation of the Company's Chief Executive Officer and the other senior executive officers of the Company. The purposes of this review are to assure that compensation is appropriately tied to performance and that salary and potential bonus compensation levels are appropriate. To focus and facilitate such review, the Committee developed the following comprehensive compensation philosophy for the Company: (i) executive compensation should be at or above the 50th percentile of high-tech industry market levels to allow the Company to attract and retain talented management;
(ii) annual variable compensation should reward the executives for achieving specific results which should lead to increased stockholder value; (iii) the majority of variable compensation should be directly related to sustained increases in stockholder value; (iv) supplemental benefits and perquisites which reward executives without regard to performance should be minimal; and (v) all employees of the Company should be encouraged to think like stockholders.

    The compensation of the Chief Executive Officer and of the Company's other senior executive officers, is comprised of three primary components: base salary, bonus and options. Generally, base salaries are not tied specifically to Company or individual performance but rather set at an amount that the Committee believes the Company must pay as riskless compensation in order to attract qualified candidates in a competitive market. However, the compensation policy of the Company, which is endorsed by the Committee, is that a significant portion of the compensation of upper management should be contingent upon the performance of the Company, and/or components or specific business units of the Company, and/or individual contributions of each senior manager. Accordingly, bonuses are tied specifically to performance. The annual bonus for the CEO is subject to overall Company performance. Performance is measured against the annual budgeted revenue and operating income before the effects of capitalized software. The annual bonus for other executive officers is partially subject to the performance of their component or specific business unit, as measured against the specific units' annual budgeted revenue and operating income before the effects of capitalized software, partially subject to their individual contributions and partially subject to overall Company performance. A significant portion of senior executive officers' compensation is therefore considered to be "at risk." Compensation of all senior executive officers is also reviewed with the Board. For the Chief Executive Officer and all other senior officers, approximately 38% of total expected compensation is at risk. The Committee awards options in an amount it believes necessary to provide incentives for future performance, taking into account individual performance and length of service with the Company.

    BASE SALARY. The base salary of Mr. Thomas Curry was set at $275,000, effective March 27, 1996, and was determined by the Committee in the manner set forth above. The Committee subjectively considered the compensation of CEO's of other relevant companies and the proportion of compensation that would be "at risk" in setting Mr. Curry's salary. The base salaries for the period from February 1, 1997 to January 31, 1998 for the remaining senior executive officers were similarly reviewed and set, with consideration also given to the relationship of such salaries to the salary of Mr. Curry.

    ANNUAL BONUS. For fiscal 1999, based upon the method described above, the Committee established an expected annual compensation objective for Mr. Curry and the other senior executive officers consisting of a base salary component and an incentive component. Under the Company's Executive Bonus Plan, Mr. Curry's expected bonus was set at 50% of his annual base salary and is dependent upon Company performance. Mr. Curry received a bonus in fiscal 1998 under the bonus program of $82,500, due to the Company's performance.

    The expected annual compensation objective for other senior executive officers also consists of a base salary component and an incentive component. Under the fiscal 1999 program, other senior executive officers' expected bonus was set within a range of 35% to 40% of their annual base salary and is also dependent partially upon specific performance factors established in advance by the CEO and partially upon Company performance. Other executive officers earned bonuses in fiscal 1998 ranging from $30,000 to $73,100.

    STOCK OPTIONS. During fiscal 1998, the Committee authorized 722,350 stock option grants under the 1991 Plan. In conjunction with the method described above, in January 1998 the Committee assigned option awards to Mr. Curry and other executive officers based on their respective expected fiscal 1999 compensation levels, their individual performance during the 1998 fiscal year, and their length of service with the Company.

    In December 1995, the United States Internal Revenue Service issued final regulations affecting all publicly held United States corporations (the "Regulations") interpreting the statutory limitation on the tax deductibility of compensation in excess of $1 million for certain executive officers. In general, the Compensation Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. However, the Committee will not necessarily limit executive compensation to that which is deductible under the Regulations. The Committee will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

    No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries, or is employed by a company whose Board of Directors includes a member of the management of the Company.

                                          Compensation Committee:
                                          Dale D. Myers, Chairman
                                          Paul B. MacCready
                                          William F. Grun

PERFORMANCE GRAPH

    The following graph provides a five year comparison of cumulative total returns for the Company, the Standard & Poor's Software/Computer Services Index and the New York Stock Exchange (NYSE) Market Value Index. The comparison covers the five-year period from the first day of the Company's 1994 fiscal year (February 1, 1993) to the last day of the Company's 1998 fiscal year (January 31, 1998) and assumes that $100 was invested at the beginning of the five-year period in the Company's Common Stock and in each index.

           THE MACNEAL-SCHWENDLER CORPORATION STOCK PRICE PERFORMANCE

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                  THE MACNEAL-SCHWENDLER CORP.          S&P GROUP INDEX        NYSE MARKET INDEX
1993                                         100.00                 100.00                   100.00
1994                                          88.25                 121.48                   119.40
1995                                          81.35                 137.91                   104.21
1996                                         105.72                 210.79                   133.57
1997                                          71.01                 342.92                   143.76
1998                                          72.47                 470.64                   163.98
DOLLARS

                     Assumes $100 invested on Feb. 1, 1993
                          Assumes Dividend Reinvested
                               Fiscal Year Ending

    Cumulative total returns assumes reinvestment of dividends on the date such dividends were declared.

    The stock price performance depicted in the above graph is not necessarily indicative of future price performance. The Performance Graph will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing by the Company under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or be deemed filed under such Acts.

                           2. 1998 STOCK OPTION PLAN

    The Company currently maintains The MacNeal-Schwendler Corporation 1991 Stock Option Plan (which was amended in 1995 and is referred to as the "1991 Plan"). The Board believes that the 1991 Plan has been worthwhile in attracting and retaining desirable employees, officers, and directors. However, the Board believes that an insufficient number of shares remain available under the limits of the 1991 Plan to adequately provide for future incentives.

    Based, in part, on a belief that it is advisable to increase the number of shares available for incentives, the Board adopted The MacNeal-Schwendler Corporation 1998 Stock Option Plan (the "1998 Plan") on March 10, 1998, subject to the receipt of stockholder approval of such plan at the 1998 Annual Meeting.

    Even if the 1998 Plan is approved by stockholders, the Board expects that additional options will be granted under the 1991 Plan. As of April 16, 1998, approximately 2,334,150 shares of Common Stock remained subject to options then outstanding under the 1991 Plan and approximately an additional 588,250 shares of Common Stock remained available for award purposes under such plan.

    The 1998 Plan authorizes the grant of stock options and the principal terms of the 1998 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 1998 Plan, a copy of which is included as Exhibit A to this Proxy Statement. Capitalized terms used in the summary are used as defined in the 1998 Plan.

SUMMARY DESCRIPTION OF THE 1998 PLAN

    The purpose of the 1998 Plan is to promote the success of the Company and the interests of its stockholders by attracting, retaining, and rewarding officers, employees, and other eligible persons through the grant of equity incentives and to attract, motivate and retain experienced and knowledgeable independent directors.

    ADMINISTRATION BY THE COMMITTEE. The 1998 Plan will be administered by the Board or one or more committees appointed by the Board (the appropriate acting body is referred to as the "Committee"). The Committee is currently the Company's Compensation Committee.

    The Committee determines the number of shares that are to be subject to Options, the exercise price of Options, and the other terms and conditions of such Options. Subject to the other provisions of the 1998 Plan, the Committee has the authority (i) to permit the recipient of any Option to pay the exercise price of an Option in cash, the delivery of previously owned shares of Common Stock, or a cashless exercise; (ii) to accelerate the receipt or vesting of benefits pursuant to an Option; and (iii) to make certain adjustments to an outstanding Option and authorize the acceleration or termination or the assumption, conversion, or substitution of an Option pursuant to Sections 3.6,
4.2 and 4.3 of the 1998 Plan.

    ELIGIBILITY. Persons eligible to receive Options under the 1998 Plan include directors, officers or employees of the Corporation or any of its Subsidiaries, and certain individual consultants and advisors to the Company. Each member of the Board who is not an officer or employee of the Company (a "Non-Employee Director") will receive certain automatic award grants under the 1998 Plan, as described more fully below. Effective with the 1998 Annual Meeting, there are four Non-Employee Directors. All officers and employees (approximately 700 individuals) of the Company are also considered eligible under the 1998 Plan at the present time, subject to the power of the Committee to determine Eligible Persons to whom Options will be granted.

    TRANSFER RESTRICTIONS.  Subject to certain exceptions contained in Section
1.8 of the 1998 Plan, Options under the 1998 Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient's lifetime, only by him or her; any amounts payable or shares issuable pursuant to an Option will be paid only to the recipient or the recipient's beneficiary or representative.

    LIMITS ON AUTHORIZED SHARES. The maximum number of shares of Common Stock that may be delivered pursuant to Options granted under the 1998 Plan is 1,000,000 shares. The maximum number of shares that may be granted to Non-Employee Directors is 60,000. The maximum number of shares subject to Options which may be granted to any individual during any calendar year is 200,000.

    As is customary in stock option plans of this nature, the number and kind of shares available under the 1998 Plan as well as exercise or purchase prices, are subject to adjustment in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar unusual or extraordinary corporate events, or extraordinary dividends or distributions of property to the stockholders.

    The 1998 Plan will not limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

    STOCK OPTIONS. An Option is the right to purchase shares of Common Stock at a future date at a specified price (the "Option Price"). The Option Price per share will be determined by the Committee, but in all cases may be no less than the fair market value of a share of Common Stock on the date of grant. An Option granted under the 1998 Plan will expire not more than 10 years after the date of grant of such Option.

    An Option may either be an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Option benefits are taxed differently from Nonqualified Stock Options, as described under "Federal Income Tax Treatment of Options under the 1998 Plan" below. Incentive Stock Options are also subject to more restrictive terms and are limited in amount by the Code and the 1998 Plan. Full payment for shares purchased on the exercise of any Option must be made at the time of such exercise in a manner approved by the Committee.

    AUTOMATIC OPTION GRANTS TO ELIGIBLE DIRECTORS. The 1998 Plan continues the current annual Option grants to Non-Employee Directors, and will commence when the 1991 Plan terminates. Each Non-Employee Director will automatically be granted a Nonqualified Stock Option as of the date he or she is first elected or appointed to the Board to purchase 10,000 shares of Common Stock. As of the first business day of each calendar year during the term of the 1998 Plan, commencing when no additional options may be granted pursuant to Article III of the 1991 Plan, each Non-Employee Director then in office will automatically be granted at the close of trading on such day a nonqualified stock option to purchase 3,000 shares of Common Stock. Each Option so granted will be for a five-year term. The exercise price per share of each Option so granted will equal 100% of the Fair Market Value of a share on the date of grant. These Options become fully vested twelve months after the date of grant.

    ACCELERATION OF OPTIONS; POSSIBLE EARLY TERMINATION OF OPTIONS. Unless prior to a Change in Control Event the Committee determines that, upon its occurrence, benefits will not be accelerated, then generally upon the Change in Control Event each Option will become immediately exercisable. A Change in Control Event under the 1998 Plan generally includes a dissolution or liquidation of the Corporation, a reorganization of the Corporation resulting in a 30% or more change in ownership, certain changes in a majority of the Board, certain mergers or consolidations approved by the Corporation's stockholders, or stockholder approval of a sale of substantially all of the Corporation's assets. Options may terminate after a Change in Control Event in which the Corporation does not survive.

    TERMINATION OF OR CHANGES TO THE 1998 PLAN. The Board may amend or terminate the 1998 Plan at any time and in any manner. Unless required by applicable law or deemed necessary or advisable by the Board, stockholder approval for any amendment will not be required. Unless previously terminated by the Board, the 1998 Plan will terminate at the close of business on the day before the tenth anniversary of the Effective Date of the 1998 Plan. Outstanding Options may be amended by the Committee only in accordance with the terms of the 1998 Plan.

    SECURITIES UNDERLYING OPTIONS. The market value of a share of Common Stock as of April 16, 1998 was $11 per share. Upon receipt of stockholder approval of the 1998 Plan, the Corporation plans to register under the Securities Act of 1933, the Common Stock available under the 1998 Plan.

    NO REPRICING. No amendment, cancellation and regrant, or other adjustment to an Option shall reduce the per share exercise price of the Option to a price less than 100% of the fair market value of the Common Stock on the Option Date of the initial Option (subject to permitted adjustments pursuant to the 1998
Plan).

FEDERAL INCOME TAX TREATMENT OF OPTIONS UNDER THE 1998 PLAN

    The federal income tax consequences of the 1998 Plan under current federal law, which is subject to change, are summarized in the following discussion which deals with general tax principles applicable to the 1998 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

    There are generally no income tax consequences in connection with the grant of an Option. With respect to nonqualified stock options, the Corporation is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to Incentive Stock Options, the Corporation is generally not entitled to a deduction nor does the participant recognize income at the time of exercise.

    If an Option is accelerated under the 1998 Plan in connection with a change in control (as this term is used under the Code), the Corporation may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, if the compensation attributable to awards is not "performance-based" within the meaning of Section 162(m) of the Code, the Company may not be permitted to deduct the aggregate non performance-based compensation in excess of $1,000,000 in certain circumstances. Options granted by the Corporation with an exercise price equal to or greater than the fair market value of the underlying shares as of the date of grant are intended as "performance-based" compensation.

SPECIFIC BENEFITS

    The Committee has not yet considered any specific awards under the 1998 Plan. The number, amount, and type of awards to be received by or allocated to eligible persons under the 1998 Plan cannot be determined at this time because benefits or amounts, eligibility, price and certain terms are wholly within the discretion of the Board or any committee designated by the Board. The dollar value of the benefits that will be received by or allocated to eligible persons under the 1998 Plan are not determinable because the value of such benefits depend on the grant and exercise price of the Company's Common Stock in the future. Options to be granted to non-employee directors under the 1998 Plan would not begin until fiscal year 2001.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE 1998 PLAN

    The Board believes that the 1998 Plan will promote the interests of the Company and its stockholders and continue to enable the Company to attract, retain and reward persons important to the Company's success and to provide incentives linked to increases in stockholder value.

    Approval of the 1998 Plan requires (i) the presence of a quorum consisting of a majority of the shares entitled to vote to be present either in person or by proxy, (ii) the affirmative vote of a majority of the Common Stock present, or represented, and entitled to vote at the 1998 Annual Meeting, and (iii) the votes cast "for" and "against" the proposal (which do not including abstentions and broker non-votes) represent over 50% of the total number of outstanding shares of Common Stock of the Company. Abstentions on this proposal do not constitute a vote "for" or "against" such proposal, and thus would be disregarded in the calculation of votes cast for purposes of satisfying the New York Stock Exchange voting requirement described under subsection (iii) above. Similarly, in accordance with the rules of the New York Stock Exchange, shares representing broker non-votes would not be considered as being present or entitled to vote for purposes of determining the outcome of the vote on the proposed 1998 Plan, even though such shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters at the meeting.

    THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE 1998 PLAN. Proxies solicited by the Board will be so voted unless stockholders specify otherwise in their proxies. All members of the Board are eligible for awards under the 1998 Plan.

                  3. RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

    The Company's Board of Directors has selected Ernst & Young LLP to serve as the Company's independent accountants during the current fiscal year. A representative of Ernst & Young LLP is expected to be present at the 1998 Annual Meeting to make such statements as he or she may desire and will be available to answer appropriate questions from stockholders.

    Services provided by Ernst & Young LLP to the Company and its subsidiaries during the fiscal year ended January 31, 1998 included the examination of the Company's consolidated financial statements and consultation on various tax and accounting matters.

    Ratification of the appointment of Ernst & Young LLP will require the affirmative vote of at least a majority of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote at the 1998 Annual Meeting, assuming the presence of a quorum.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A CONTRARY CHOICE.

VOTES REQUIRED

    The nominees for election as directors who receive the vote of a plurality of the shares entitled to be voted at the 1998 Annual Meeting, a quorum being present, shall become directors at the conclusion of the tabulation of the votes. Approval of the 1998 Stock Option Plan, and approval and ratification of the appointment of the auditors each requires the vote of a majority of the shares represented at the 1998 Annual Meeting and entitled to vote on any matter. As an additional voting condition for the approval of the 1998 Stock Option Plan, the New York Stock Exchange requires that the votes cast "for" and "against" the proposal (which do not including abstentions and broker non-votes) represent over 50% of the total number of outstanding shares of Common Stock of the Company. A majority of the Company's outstanding shares of Common Stock as of April 16, 1998 must be represented in person or by proxy to constitute a quorum for the 1998 Annual Meeting.

    Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality.

    The election inspectors will treat shares referred to as "broker non-votes" (I.E., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, in accordance with the rules of the New York Stock Exchange, brokers and nominees may be precluded from exercising their voting discretion with respect to certain matters to be acted upon. Accordingly, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy for such shares that it does not have discretionary authority to vote on a particular subject, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

    Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card and as summarized elsewhere in this Proxy Statement.

                                 OTHER MATTERS

OTHER BUSINESS

    The Board of Directors has no present intention of bringing before the 1998 Annual Meeting any matters for action other than those listed in the Notice of Annual Meeting and discussed above in this Proxy Statement, and management is not aware of any matters which may be presented by others. If any other business properly comes before the meeting, however, the proxy confers discretionary authority to vote with respect to such matters, and the persons named in the Proxy Card will vote on such matters, if any, in accordance with their best judgment.

PROPOSALS OF SECURITY HOLDERS

    It is expected that the Company's 1999 Annual Meeting will be held on or about June 10, 1999. Stockholders desiring to submit proposals for inclusion in the Company's proxy materials for, and for action at, that meeting will be required to submit them to the Company on or before December 31, 1998 (120 days before April 30, 1999). Any such stockholder proposal must also be proper in form and substance in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, in order to be so included. Proposals should be submitted to Mr. Louis A. Greco, Secretary, The MacNeal-Schwendler Corporation, 815 Colorado Boulevard, Los Angeles, California 90041.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange and to furnish the Company with copies of these reports.

    Based on the Company's review of the copies of these reports received by it, and written representations received from Reporting Persons, the Company believes that all filings required to be made by Reporting Persons for the period February 1, 1997 through January 31, 1998 were made on a timely basis.

ANNUAL REPORT TO STOCKHOLDERS

    Enclosed with this Proxy Statement is the Annual Report of the Company for the fiscal year ended January 31, 1998. The enclosed Annual Report is included for the convenience of stockholders only and should not be viewed as part of the proxy solicitation material.

EXHIBITS TO ANNUAL REPORT ON FORM 10-K

    If any person who was a beneficial owner of Common Stock of the Company on the record date for the 1998 Annual Meeting desires additional information, a copy of the exhibits to the Company's Report on Form 10-K will be furnished upon receipt of a written request and payment of copying charges. The request should identify the person requesting the exhibits as a stockholder of the Company as of April 16, 1998. Requests should be directed to Mr. Louis A. Greco, Secretary, The MacNeal-Schwendler Corporation, 815 Colorado Boulevard, Los Angeles, California 90041.

                                          By Order of the Board of Directors
                                          Louis A. Greco
                                          SECRETARY AND CHIEF FINANCIAL OFFICER

April 30, 1998

                                   EXHIBIT A
                       THE MACNEAL-SCHWENDLER CORPORATION
                             1998 STOCK OPTION PLAN

    The following constitute the provisions of the 1998 Stock Option Plan of The MacNeal-Schwendler Corporation.

    1.  THE PLAN.

        1.1 PURPOSE. The purpose of this Plan is to promote the success of the Company and the interests of its stockholders by attracting, retaining and rewarding officers, employees, and other eligible persons through the grant of equity incentives and to attract, motivate and retain experienced and knowledgeable independent directors through the benefits provided under
    Section 3. Capitalized terms used herein are defined in Section 5.

        1.2  ADMINISTRATION AND AUTHORIZATION; POWER AND PROCEDURE.

           1.2.1 COMMITTEE. This Plan will be administered by and all Options to Eligible Persons will be authorized by the Committee. Action of the Committee with respect to the administration of this Plan will be taken pursuant to a majority vote or by unanimous written consent of its members.

           1.2.2 PLAN AWARDS; Interpretation; Powers of Committee. Subject to the express provisions of this Plan and any express limitations on the delegated authority of a Committee, the Committee will have the authority to:

                 (a) determine eligibility and the particular Eligible Persons who will receive Options;

                 (b) grant Options to Eligible Persons, determine the price at which securities will be offered and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Options consistent with the express limits of this Plan, and establish the installments (if any) in which such Options will become exercisable or will vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination of such Options;

                 (c) approve the forms of Option Agreements (which need not be identical either as to type of Option or among Participants);

                 (d) construe and interpret this Plan and any agreements
                     defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

                 (e) cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Options held by Eligible Persons, subject to any required consent under Section 4.6;

                 (f) accelerate or extend the exercisability or extend the term of any or all such outstanding Options within the maximum ten-year term of Options under Section 2.3; and

                 (g) make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

                     Notwithstanding the foregoing, the provisions of Section 3 relating to Non-Employee Director Options will be automatic and, to the maximum extent possible, self-effectuating. To the extent required, any interpretation or administration of this Plan in respect of Options granted under Section 3 will be the responsibility of the Board.

           1.2.3 BINDING DETERMINATIONS. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan will be within the absolute discretion of that entity or body and will be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, will be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

           1.2.4 RELIANCE ON EXPERTS. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company will be liable for any such action or determination taken or made or omitted in good faith.

           1.2.5 BIFURCATION OF PLAN ADMINISTRATION & DELEGATION. Subject to the limits set forth in the definition of "Committee" in Section 5, the Board may delegate different levels of authority to different Committees with administration and grant authority under this Plan, provided that each designated Committee granting any Options hereunder will consist exclusively of a member or members of the Board. A majority of the members of the acting Committee will constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of a Committee will constitute action by the Committee. A Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

        1.3 PARTICIPATION. Options may be granted by the Committee only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Option may, if otherwise eligible, be granted additional Options if the Committee so determines.

        1.4  SHARES AVAILABLE FOR OPTIONS; SHARE LIMITS.

           1.4.1 SHARES AVAILABLE. Subject to the provisions of Section 4.2, the capital stock that may be delivered under this Plan will be shares of the Corporation's Common Stock. The Shares may be delivered for any lawful consideration.

           1.4.2 SHARE LIMITS. The maximum number of Shares that may be delivered pursuant to Options granted under this Plan is 1,000,000 Shares (the "Share Limit"). The maximum number of Shares that may be delivered pursuant to Options granted to Non-Employee Directors is 60,000 Shares. The maximum number of Shares subject to those Options that are granted during any calendar year to any one individual is 200,000 Shares. Each of the foregoing numerical limits will be subject to adjustment as contemplated by this Section 1.4 and Section 4.2.

           1.4.3  SHARE LIMIT; REPLENISHMENT AND REISSUE OF UNVESTED
       OPTIONS. No Option may be granted under this Plan unless, on the date of grant, the sum of (i) the maximum number of Shares issuable at any time pursuant to such Option, plus (ii) the number of Shares that have previously been issued pursuant to Options granted under this Plan, other than reacquired Shares available for reissue consistent with any applicable limitations, plus (iii) the maximum number of Shares that may be issued at any time after such date of grant pursuant to Options that are outstanding on such date, does not exceed the Share Limit. Shares that are subject to or underlie Options that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as reacquired Shares, will again, except to the extent prohibited by law, be available for subsequent Options under this Plan.

        1.5 GRANT OF OPTION. Subject to the express provisions of this Plan, the Committee will determine the number of Shares subject to each Option and the price to be paid for the Shares. Each Option will be evidenced by an Option Agreement signed by the Corporation and, if required by the Committee, by the Participant.

        1.6 OPTION PERIOD. Any option and related right will expire not more than 10 years after the date of grant; provided, however, that the delivery of stock pursuant to an Option may be delayed until a future date if specifically authorized by the Committee in writing.

        1.7  LIMITATIONS ON EXERCISE AND VESTING OF OPTIONS.

           1.7.1 PROVISIONS FOR EXERCISE. Unless the Committee otherwise expressly provides, no Option will be exercisable or will vest until at least six months after the initial Option Date, and once exercisable an Option will remain exercisable until the expiration or earlier termination of the Option.

           1.7.2 PROCEDURE. Any exercisable Option will be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with Section 2.2(b) or 3.3, as the case may be.

           1.7.3 FRACTIONAL SHARES/MINIMUM ISSUE. Fractional share interests will be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Persons that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 Shares may be purchased on exercise of any Option at one time unless the number purchased is the total number at the time available for purchase under the Option.

        1.8  NO TRANSFERABILITY.

           1.8.1 LIMIT ON EXERCISE AND TRANSFER. Unless otherwise expressly provided in (or pursuant to) this Section 1.8, by applicable law and by the Option Agreement, as the same may be amended, (i) all Options are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) Options will be exercised only by the Participant; and (iii) amounts payable or Shares issuable pursuant to an Option will be delivered only to (or for the account of) the Participant.

           1.8.2 EXCEPTIONS. The Committee may permit Options to be exercised by and paid only to certain persons or entities related to the Participant pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer will be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and without consideration (other than nominal consideration). Incentive Stock Options will be subject to any and all additional transfer restrictions under the Code (notwithstanding Section 1.8.3).

           1.8.3 FURTHER EXCEPTIONS TO LIMITS ON TRANSFER. The exercise and transfer restrictions in Section 1.8.1 will not apply to:

                 (a) transfers to the Corporation,

                 (b) the designation of a beneficiary to receive benefits if the
                     Participant dies or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

                 (c) transfers pursuant to a QDRO if approved or ratified by the
                     Committee,

                 (d) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant's legal representative, or

                 (e) the authorization by the Committee of "cashless exercise"
                     procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Options consistent with applicable laws and the express authorization of the Committee.

    2.  ELIGIBLE PERSON OPTIONS.

        2.1 GRANTS. One or more Options may be granted under this Section 2 to any Eligible Person. Each Option granted will be designated in the applicable Option Agreement, by the Committee, as either an Incentive Stock Option, subject to Section 2.4, or a Nonqualified Stock Option.

        2.2  OPTION PRICE.

           2.2.1 PRICING LIMITS. The purchase price per Share covered by each Option will be determined by the Committee at the time of the grant, but in all cases will not be less than 100% (110% in the case of a Participant described in Section 2.4.3) of the Fair Market Value of the Common Stock on the date of grant and in all cases will not be less than the par value thereof.

           2.2.2 PAYMENT PROVISIONS. The purchase price of any Shares purchased on exercise of an Option granted under this Section 2 will be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by certified or cashier's check payable to the order of the Corporation;
       (iii) by notice and third party payment in such manner as may be authorized by the Committee; or (iv) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, provided, however, that the Committee may in its absolute discretion limit the Participant's ability to exercise an Option by delivering such Shares, and any Shares delivered that were initially acquired upon exercise of a stock option must have been owned by the Participant at least six months as of the date of delivery. Shares used to satisfy the exercise price of an Option will be valued at their Fair Market Value on the date of exercise. Without limiting the generality of the foregoing, the Committee may provide that the Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds necessary to pay the exercise price and, unless otherwise prohibited by the Committee or applicable law, any applicable tax withholding under Section 4.5. The Corporation will not be obligated to deliver certificates for the Shares unless and until it receives full payment of the exercise price therefor and any related withholding obligations have been satisfied.

        2.3  VESTING; OPTION PERIOD.

           2.3.1 VESTING. Subject to Section 1.6, each Option will vest and become exercisable as of the date or dates determined by the Committee and set forth in the applicable Option Agreement.

           2.3.2 OPTION PERIOD. Subject to Section 1.6, each Option and all rights thereunder will expire no later than 10 years after the Option Date.

        2.4  LIMITATIONS ON GRANT AND TERMS OF INCENTIVE STOCK OPTIONS.

           2.4.1 $100,000 LIMIT. To the extent that the aggregate "FAIR MARKET VALUE" of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company or any parent corporation, such options will be treated as Nonqualified Stock Options.

       For this purpose, the "FAIR MARKET VALUE" of the stock subject to options will be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options will be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

           2.4.2 OTHER CODE LIMITS. Incentive Stock Options may only be granted to Eligible Employees of the Corporation or a Subsidiary that satisfies the other eligibility requirements of the Code. There will be imposed in any Option Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in
       Section 422 of the Code.

           2.4.3 LIMITS ON 10% HOLDERS. No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

        2.5  CANCELLATION AND REGRANT/WAIVER OF RESTRICTIONS/NO
    REPRICING. Subject to Section 1.4 and Section 4.6 and the specific limitations on Options contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person any adjustment in the vesting schedule, the number of Shares subject to, or the restrictions upon or the term of, an Option granted under this Section 2 by cancellation of an outstanding Option and a subsequent regranting of an Option, by amendment, by substitution of an outstanding Option, by waiver or by other legally valid means; provided, however, that no such amendment, cancellation and regrant, or other adjustment to an Option shall reduce the per Share exercise price of the Option to a price less than 100% of the Fair Market Value of the Common Stock on the Option Date of the initial Option (subject to permitted adjustments pursuant to Section 4.2). Such amendment or other action may provide, subject to Section 2.2, for among other changes, for a greater or lesser number of Shares subject to the Option, or provide for a longer or shorter vesting or exercise period.

        2.6 OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS. Options may be granted to Eligible Persons under this Plan in substitution for employee stock options granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity.

    3.  NON-EMPLOYEE DIRECTOR OPTIONS.

        3.1 PARTICIPATION/COMMENCEMENT. Options under this Section 3 will be made only to Non-Employee Directors and will be evidenced by Option Agreements substantially in the form of EXHIBIT A hereto. No Option shall be granted under the 1998 Plan to any Non-Employee Director until the earlier of (i) the termination of the 1991 Plan (for any reason), or (ii) the lack of capacity under Article III of the 1991 Plan to grant further Non-Employee Director Options.

        3.2  OPTION GRANTS.

           3.2.1 INITIAL OPTIONS. After approval of this Plan by the stockholders of the Corporation and after the commencement of this
       Section 3 of the Plan upon the earlier occurance of (i) or (ii) as listed in Section 3.1 above (the "Commencement Date"), if any person who is not then an officer or employee of the Company becomes a Non-Employee Director, on the date of election to the Board such person will automatically be granted (without any action by the Board or the

       Committee) a Nonqualified Stock Option (the Option Date of which shall be the date such person takes office) to purchase 10,000 shares of Common Stock.

           3.2.2 SUBSEQUENT ANNUAL OPTIONS. Subject to Section 3.2.3, at the close of trading on the first business day in each calendar year during the term of this Plan commencing in the following year after the year in which the Commencement Date occurs, there will be granted automatically (without any action by the Board or the Committee) a Nonqualified Stock Option (the Option Date of which shall be such date) to each Non-Employee Director then in office to purchase 3,000 shares of Common Stock.

           3.2.3 MAXIMUM NUMBER OF OPTIONS/SHARES. Annual grants that would otherwise exceed the maximum number of shares under Section 1.4.2 will be prorated within such limitation.

        3.3 OPTION PRICE. The purchase price per Share of the Common Stock covered by each Option granted pursuant to Section 3.2 will be 100% of the Fair Market Value of the Common Stock on the Option Date. The purchase price of any Shares purchased shall be paid in full at the time of each purchase either in cash or by check or in shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option, or partly in Shares and partly in cash; provided that any Shares used for such payment must be owned by the Participant at least six months prior to the date of such exercise.

        3.4  OPTION PERIOD AND EXERCISABILITY.  Each Option granted under
    Section 3.2 and all rights or obligations thereunder will expire on the day before the fifth anniversary of the Option Date and will be subject to earlier termination as provided below. Each Option granted under Section 3.2 will become 100% vested and exercisable on the day before the first anniversary of the Option Date.

        3.5 TERMINATION OF DIRECTORSHIP. If a Non-Employee Director's services as a member of the Board terminate for any reason, an Option granted pursuant to Section 3.2 that is held by such Participant will terminate to the extent that it is not then exercisable, and any portion of such Option that is then exercisable may be exercised for only six months after the date of such termination or until the expiration of the stated term of such Option, whichever first occurs.

        3.6  ADJUSTMENTS; ACCELERATION; TERMINATION.  Options granted under
    Section 3.2 will be subject to adjustments, accelerations, and terminations as provided in Section 4.2, but only to the extent that such adjustment and any Board or Committee action in respect thereof in the case of a Change in Control is effected pursuant to the terms of a reorganization agreement approved by stockholders of the Corporation, or is otherwise consistent with adjustments to Options held by persons other than executive officers of the Corporation (or, if there are none, consistent in respect of the underlying Shares with the effect on stockholders generally).

    4.  OTHER PROVISIONS.

        4.1  RIGHTS OF ELIGIBLE PERSONS, PARTICIPANTS AND BENEFICIARIES.

           4.1.1 EMPLOYMENT STATUS. Status as an Eligible Person will not be construed as a commitment that any Option will be granted under this Plan to an Eligible Person or to Eligible Persons generally.

           4.1.2 NO EMPLOYMENT CONTRACT. Nothing contained in this Plan (or in any other documents related to this Plan or to any Option) will confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor will interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the employment (or services) of such person, with or without cause, but nothing contained in this Plan or any related document will adversely affect any independent contractual right of such person without the person's consent thereto.

           4.1.3 PLAN NOT FUNDED. Options payable under this Plan will be payable in Shares or from the general assets of the Corporation. No Participant, Beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including Shares, except as expressly otherwise provided) of the Company by reason of any Option hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Option hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

        4.2  ADJUSTMENTS; ACCELERATION.

           4.2.1 ADJUSTMENTS. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, repurchase, or exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of the Corporation as an entirety occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

                 (a) proportionately adjust any or all of (i) the number and type of Shares (or other securities) that thereafter may be made the subject of Options (including the specific maxima and numbers of Shares set forth elsewhere in this Plan),
                     (ii) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Options, (iii) the grant, purchase, or exercise price of any or all outstanding Options, or (iv) the securities, cash or other property deliverable upon exercise of any outstanding Options, or

                 (b) in the case of an extraordinary dividend or other
                     distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Options or the cash, securities or property deliverable to the holder of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. In each case, with respect to Incentive Stock Options, no such adjustment will be made that would cause this Plan to violate Section 422 or 424(a) of the Code or any successor provisions without the written consent of the holders materially adversely affected thereby. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.

           4.2.2 ACCELERATION OF OPTIONS UPON CHANGE IN CONTROL. Unless prior to a Change in Control Event the Committee determines that, upon its occurrence, benefits under any or all Options will not accelerate or determines that only certain or limited benefits under any or all Options will be accelerated and the extent to which they will be accelerated, and/or establishes a different time in respect of such Change in Control Event for such acceleration, then upon the occurrence of a Change in

                  Control Event, each Option and Stock Appreciation Right will become fully vested and immediately exercisable.

                  However, in the case of a transaction intended to be accounted for as a pooling of interests transaction, the Committee will have no discretion with respect to the foregoing acceleration of Options. The Committee may override the limitations on acceleration in this Section 4.2.2 by express provision in the Option Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Option Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Options will comply with applicable legal requirements.

           4.2.3 POSSIBLE EARLY TERMINATION OF ACCELERATED OPTIONS. If any Option under this Plan (other than an Option granted under Section 3.2) has been fully accelerated as permitted by Section 4.2.2 but is not exercised prior to (i) a dissolution of the Corporation, or (ii) a reorganization event described in Section 4.2.1 that the Corporation does not survive, or (iii) the consummation of reorganization event described in Section 4.2.1 that results in a Change in Control Event approved by the Board, and no provision has been made for the survival, substitution, exchange or other settlement of such Option, such Option will thereupon terminate.

        4.3 EFFECT OF TERMINATION OF EMPLOYMENT; TERMINATION OF SUBSIDIARY STATUS; DISCRETIONARY PROVISIONS.

           4.3.1 OPTIONS--RESIGNATION OR DISMISSAL. If the Participant's employment by (or other service specified in the Option Agreement to) the Company terminates for any reason (the date of such termination being referred to as the "SEVERANCE DATE") other than due to Retirement, Total Disability or death, or "FOR CAUSE" (as determined in the discretion of the Committee), the Participant will have, unless otherwise provided in the Option Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or Section 4.2, three months after the Severance Date to exercise any Option to the extent it has become vested the Severance Date. In the case of a termination "for cause", the Option will terminate on the Severance Date (whether or not vested). In all cases, the Option, to the extent not vested on the Severance Date, will terminate.

           4.3.2 OPTIONS--DEATH OR DISABILITY. If the Participant's employment by (or specified service to) the Company terminates as a result of Total Disability or death, the Participant, the Participant's Personal Representative or the Participant's Beneficiary, as the case may be, will have, unless otherwise provided in the Option Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or
       Section 4.2, until 12 months after the Severance Date to exercise any Option to the extent it has become vested on the Severance Date. The Option, to the extent not vested on the Severance Date, will terminate.

           4.3.3 OPTIONS--RETIREMENT. If the Participant's employment by (or specified service to) the Company terminates as a result of Retirement, the Participant, Participant's Personal Representative or the Participant's Beneficiary, as the case may be, will have, unless otherwise provided in the Option Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or Section 4.2, until 12 months after the Severance Date to exercise any Nonqualified Stock Option (three months after the Severance Date in the case of an Incentive Stock Option) to the extent it has become vested on the Severance Date. The Option, to the extent not vested on the Severance Date, will terminate.

           4.3.4 COMMITTEE DISCRETION. Notwithstanding the foregoing provisions of this Section 4.3, in the event of, or in anticipation of, a termination of employment with the Company for any reason, other than discharge for cause, the Committee may increase the portion of the Participant's Option available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, or, subject to the provisions of Section 1.6, extend the exercisability period upon such terms as the Committee determines and expressly sets forth in or by amendment to the Option Agreement.

        4.4 COMPLIANCE WITH LAWS. This Plan, the granting and vesting of Options under this Plan and the offer, issuance and delivery of securities and/or the payment of money under this Plan or under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan will be subject to such restrictions and to any restrictions the Committee may require to preserve a pooling of interests under generally accepted accounting principles, and the person acquiring such securities will, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

        4.5  TAX WITHHOLDING.

           4.5.1 CASH OR SHARES. Upon any exercise, vesting, or payment of any Option or upon the disposition of Shares acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company will have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such Option event or payment or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may in its sole discretion (subject to Section 4.4) grant (either at the time of the Option or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of Shares to be delivered by (or otherwise reacquire) the appropriate number of Shares valued at their then Fair Market Value, to satisfy such withholding obligation.

           4.5.2 TAX LOANS. The Company may, in its discretion, authorize a loan to an Eligible Person in the amount of any taxes which the Company may be required to withhold with respect to Shares received (or disposed of, as the case may be) pursuant to a transaction described in Section
       4.5.1. Such a loan shall be for a term, at a rate of interest and pursuant to such other terms and conditions as the Company, under applicable law may establish.

        4.6  PLAN AMENDMENT, TERMINATION AND SUSPENSION.

           4.6.1 BOARD AUTHORIZATION. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Options may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan.

           4.6.2 STOCKHOLDER APPROVAL. To the extent then required under Sections 422 and 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board, any amendment to this Plan will be subject to stockholder approval.

           4.6.3 AMENDMENTS TO OPTIONS. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Options to Eligible Persons that the

       Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Options that do not affect in any manner materially adverse to the Participant, his or her rights and benefits under an Option.

           4.6.4 LIMITATIONS ON AMENDMENTS TO PLAN AND OPTIONS. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Option will, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 4.2 will not be deemed to constitute changes or amendments for purposes of this Section 4.6.

        4.7 PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise expressly authorized by the Committee or this Plan, a Participant will not be entitled to have any privilege of stock ownership as to any Shares not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

        4.8 EFFECTIVE DATE OF THE PLAN. This Plan will be effective upon its approval by the Board (the "EFFECTIVE DATE"), subject to approval by the stockholders of the Corporation within twelve months after the date of such Board approval.

        4.9 TERM OF THE PLAN. Unless earlier terminated by the Board, this Plan will terminate at the close of business on the day before the tenth anniversary of the Effective Date (the "TERMINATION DATE") and no Options may be granted under this Plan after that date. Unless otherwise expressly provided in this Plan or in an applicable Option Agreement, any Option theretofore granted may extend beyond such date, and all authority of the Committee with respect to Options hereunder, including the authority to amend an Option, will continue during any suspension of this Plan and in respect of outstanding Options on the Termination Date.

        4.10  GOVERNING LAW/CONSTRUCTION/SEVERABILITY.

           4.10.1 CHOICE OF LAW. This Plan, the Options, all documents evidencing Options and all other related documents will be governed by, and construed in accordance with the laws of the State of Delaware.

           4.10.2 SEVERABILITY. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan will continue in effect.

           4.10.3  PLAN CONSTRUCTION.

                 (a) RULE 16B-3. It is the intent of the Corporation that
                     transactions in and affecting Options in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfy any then applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act in respect of those transactions and will not be subjected to avoidable liability thereunder.

                 (b) SECTION 162(M). It is the further intent of the Company that Options with an exercise price not less than Fair Market Value on the date of grant that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation under Section 162(m) to the extent that the Committee authorizing the Option satisfies the administrative requirements thereof.

    This Plan will be interpreted consistent with such intent.

        4.11 CAPTIONS. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

        4.12 EFFECT OF CHANGE OF SUBSIDIARY STATUS. For purposes of this Plan and any Option hereunder, if an entity ceases to be a Subsidiary, a termination of employment and service will be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company.

        4.13 NON-EXCLUSIVITY OF PLAN. Nothing in this Plan will limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

    5.  DEFINITIONS.

        "BENEFICIARY" means the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Option Agreement and under this Plan if the Participant dies, and means the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

        "BOARD" means the Board of Directors of the Corporation.

        "CHANGE IN CONTROL EVENT" means any of the following:

           (a) Approval by the stockholders of the Corporation of the dissolution or liquidation of the Corporation;

           (b) Approval by the stockholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries or other affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization), but including in such determination any securities of the other parties to such reorganization held by affiliates of the Corporation);

           (c) Approval by the stockholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity that is not a Subsidiary or other affiliate, or;

           (d) Any "PERSON" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange
               Act), directly or indirectly, of securities of the Corporation representing more than 30% of the combined voting power of the Corporation's then outstanding securities entitled to then vote generally in the election of directors of the Corporation; or

           (e) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

        "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

        "COMMISSION" means the Securities and Exchange Commission.

        "COMMITTEE" shall mean the Board or any one or more committees of directors appointed by the Board to administer this Plan with respect to the Options within the scope of authority delegated by the Board. At least one committee will be comprised only of two or more directors, each of whom, in respect of any decision involving both (i) a Participant affected by the decision who is or may be subject to Section 162(m), and (ii) compensation intended as performance-based compensation within the meaning of Section 162(m), will be Disinterested; in acting on any transaction with or for the benefit of a Section 16 Person, the participating members of such Committee also shall be Non-Employee Directors within the meaning of Rule 16b-3.

        "COMMON STOCK" means the Common Stock of the Corporation, par value $0.01 per share, and such other securities or property as may become the subject of Options, or become subject to Options, pursuant to an adjustment made under Section 4.2 of this Plan.

        "COMPANY" means, collectively, the Corporation and its Subsidiaries.

        "CORPORATION" means The MacNeal-Schwendler Corporation, a Delaware corporation, and its successors.

        "DISINTERESTED" means a director who is an "outside director" within the meaning of Section 162(m) and any applicable legal or regulatory requirements.

        "ELIGIBLE EMPLOYEE" means an officer (whether or not a director) or other employee of the Company.

        "ELIGIBLE PERSON" means an Eligible Employee, or any Other Eligible Person, as determined by the Committee.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

        "FAIR MARKET VALUE" on any date means (a) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (b) if the stock is not listed or admitted to trade on a national securities exchange, the last/closing price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information;
    (c) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (d) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan. Any determination as to fair market value made pursuant to this Plan shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be conclusive and binding on all persons.

        "INCENTIVE STOCK OPTION" means an Option that is designated and intended as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions (including but not limited to the receipt of stockholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

        "NONQUALIFIED STOCK OPTION" means an Option that is designated as a Nonqualified Stock Option and will include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option will be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

        "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not an officer or employee of the Company.

        "OPTION" means an option to purchase Common Stock granted under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Nonqualified Stock Option or an Incentive Stock Option. Options granted under Section 3 shall be Nonqualified Stock Options.

        "OPTION AGREEMENT" means any writing setting forth the terms of an Option that has been authorized by the Committee.

        "OPTION DATE" means the date upon which the Committee took the action granting an Option or such later date as the Committee designates as the Option Date at the time of the Option or, in the case of Options under
    Section 3, the applicable dates set forth therein.

        "OTHER ELIGIBLE PERSON" means any individual consultant or advisor who or, to the extent provided in the next sentence, agent who renders or has rendered BONA FIDE SERVICES (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction) to the Company, and who is selected to participate in this Plan by the Committee; provided, however, that no person shall be selected as an Other Eligible Person if such person's participation in this Plan would adversely affect (a) the Corporation's eligibility to use Form S-8 to register under the Securities Act the offering of shares issuable under this Plan by the Company or (b) the Corporation's compliance with any other applicable laws.

        "PARTICIPANT" means an Eligible Person who has been granted an Option under this Plan and a Non-Employee Director who has been granted an Option under Section 3.2 of this Plan.

        "PERSONAL REPRESENTATIVE" means the person or persons who, upon the disability or incompetence of a Participant, has acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who by virtue of having become the legal representative of the Participant.

        "PLAN" means this The MacNeal-Schwendler Corporation 1998 Stock Option Plan.

        "QDRO" means a qualified domestic relations order as defined in Section 414(p) of the Code or Title I, Section 206(d)(3) of ERISA (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder.

        "RULE 16B-3" means Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

        "SECTION 16 PERSON" means a person subject to Section 16(a) of the Exchange Act.

        "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

        "SHARE" means a share of Common Stock.

        "SUBSIDIARY" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Corporation.

        "TOTAL DISABILITY" means a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and (except in the case of Incentive Stock Options and Options granted to Non-Employee Directors) such other disabilities, infirmities, affliction or conditions as the Committee may include under Section 3.

                                                                       EXHIBIT A

                       THE MACNEAL-SCHWENDLER CORPORATION
                             1998 STOCK OPTION PLAN
                          NON-EMPLOYEE DIRECTOR STOCK
                                OPTION AGREEMENT

    THIS NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT (this "AGREEMENT") dated as of the ____ day of ______________, ____, by and between The
MacNeal-Schwendler Corporation, a Delaware corporation (the "CORPORATION"), and ______________, (the "DIRECTOR").

                                R E C I T A L S

    WHEREAS, the Corporation has adopted and the stockholders of the Corporation have approved The MacNeal-Schwendler Corporation 1998 Stock Option Plan (the "Plan").

    WHEREAS, pursuant to Section 3 of the Plan, the Corporation has granted to the Director effective as of the ____ day of _____________________, ____ (the "OPTION DATE") a stock option to purchase all or any part of ______ shares of the Corporation's Common Stock ("COMMON STOCK") subject to and upon the terms and conditions set forth in this Agreement and in the Plan.

    NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2. GRANT OF OPTION. This Agreement evidences the Corporation's grant to the Director of the right and option to purchase, subject to and upon the terms and conditions set forth in this Agreement and in the Plan, all or any part of ______ shares of the Common Stock (the "SHARES") at the price of $____ per share (the "OPTION"), exercisable from time to time, subject to the provisions of this Agreement and the Plan, prior to the close of business on the day before the fifth anniversary of the Option Date (the "EXPIRATION DATE"). Such price equals not less than the Fair Market Value of a Share on the Option Date.

3. EXERCISABILITY OF OPTION. Except as provided in the Plan or in any resolution of the Board adopted after the date hereof, the Option shall become vested and exercisable as to 100% of the Shares on the day before the first anniversary of the Option Date.

    To the extent that the Option is vested and exercisable, if the Director does not in any year purchase all or any part of the Shares to which the Director is entitled, the Director has the right cumulatively thereafter to purchase any Shares not so purchased and such right shall continue until the Option terminates or expires. The Option shall only be exercisable in respect of whole shares, and fractional share interests shall be disregarded. The Option shall be exercisable by the delivery to the Secretary of the Corporation of a written notice stating the number of Shares to be purchased pursuant to the Option and accompanied by payment made in accordance with and in a form permitted by Section 3.3 of the Plan for the full purchase price of the Shares to be purchased.

4. SERVICE AND EFFECT OF TERMINATION OF SERVICE. The Director agrees to serve as a member of the Board in accordance with the provisions of the Corporation's Certificate of Incorporation, ByLaws, and applicable law. If the Director's services as a member of the Board terminate for any reason, the Option shall terminate at the time and to the extent set forth in
    Section 3.5 of the Plan.

5. GENERAL TERMS. The Option and this Agreement are subject to, and the Corporation and the Director agree to be bound by, the terms and conditions of the Plan, incorporated herein by this reference. The

    Director acknowledges receiving a copy of the Plan and reading its applicable provisions. The Option is subject to adjustment, acceleration, and early termination as provided in Section 3.6 of the Plan. The Option is nontransferable as provided in Section 1.8 of the Plan.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DIRECTOR
                                            THE MACNEAL-SCHWENDLER
                                            CORPORATION (a Delaware corporation)

------------------------------------

SIGNATURE

                                            By:
                                            ------------------------------------

------------------------------------

PRINT NAME

                                            Its:
                                            ------------------------------------

------------------------------------

ADDRESS

------------------------------------

CITY, STATE, ZIP CODE

                               CONSENT OF SPOUSE

    In consideration of the execution of the foregoing Agreement by The Macneal-Schwendler Corporation, I, _____________________, the spouse of the Director therein named, do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Date:
--------------
------------------------------------------------

                SIGNATURE OF SPOUSE

PROXY                                                                    PROXY

                     THE MacNEAL-SCHWENDLER CORPORATION
                ANNUAL MEETING OF STOCKHOLDERS JUNE 10, 1998

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     THE MacNEAL-SCHWENDLER CORPORATION

The undersigned hereby appoints George N. Riordan and Thomas C. Curry, and each of them, proxyholders, each with full power of substitution to vote for the undersigned at the Annual Meeting of Stockholders of The MacNeal-Schwendler Corporation to be held on June 10, 1998, and at any adjournments thereof, with respect to the following matters, which were more fully described in the Proxy Statement dated April 30, 1998 (the Proxy Statement), receipt of which is hereby acknowledged by the undersigned.

THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE RE-ELECTION OF THE TWO DIRECTOR NOMINEES, FOR APPROVAL OF THE 1998 STOCK OPTION PLAN AND FOR THE RATIFICATION OF THE ACCOUNTANTS.

                              See Reverse Side


                            FOLD AND DETACH HERE

                                      Please mark your choice like this  /X/


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES ON PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3.

WITHHOLD AUTHORITY
to vote for all nominees listed below. /  /

FOR all nominees listed below
(except as marked to the contrary below.) /  /

1. The election of the directors specified in the Proxy Statement to Class I of the Board of Directors,
Frank Perna       Thomas C. Curry

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

                                                    FOR    AGAINST    ABSTAIN
2. Approval of the 1998 Stock Option Plan.          /  /     /  /      /  /

3. Ratification of Accountants. To ratify the
appointment of Ernst & Young LLP to serve as
the Company's independent accountants for the
fiscal year ending January 31, 1999.                /  /     /   /    /   /

4. Such other matters as may properly come before the meeting or any adjournment thereof. As to such other matters, the undersigned hereby confers discretionary authority.


-------------------------------------------------
(Please Print Name)


-------------------------------------------------
(Signature of Holder of Common Stock)


-------------------------------------------------
(Signature if held Jointly)


Dated:_____________________________________, 1998


NOTE: Please sign exactly as your name is printed. Each joint tenant should sign. Executors, administrators, trustees and guardians should give full titles when signing. Corporations and partnerships should sign in full corporate or partnership name by authorized person. Please mark, sign, date and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

                            FOLD AND DETACH HERE